                                                                   EXHIBIT 10.15




                                      LEASE

                        RESEARCH DEVELOPMENT PROPERTIES,
                         A Virginia General Partnership,

                                                      Lessor


               S.T. RESEARCH CORPORATION, A Virginia Corporation,


                                                      Lessee

               Premises:

                   8419 Terminal Road
                   Newington, Virginia  22152



                                December 1, 1985




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                                TABLE OF CONTENTS

Article                                Title                            Page
-------                                -----                            ----

       I         Premises: Term & Use                                      1
      II         Rent                                                      1
     III         Utilities                                                 2
      IV         Repairs; Alterations; Fixtures                            2
       V         Insurance                                                 4
      VI         Assignment, Subletting                                    6
      VI         Eminent Domain                                            7
      VI         Bankruptcy                                                8
      IX         Default                                                   9
       X         Real Estate Taxes                                        14
      XI         Rent Adjustment                                          15
      XI         Subordination                                            16
     XII         Litigation                                               18
     XIV         Surrender of Premises                                    19
      XV         Option to Purchase and Right of First Refusal            19
     XVI         Successors and Assigns                                   21
    XVII         Notices                                                  22
   XVIII         Waivers                                                  23
     XIX         Index and Captions; Estoppel Certificates                24
      XX         Covenant of Quiet Enjoyment                              25
     XXI         Memorandum of Lease                                      25
    XXII         Right of First Refusal and Option
                   to Purchase 8417 Terminal Road                         25
   XXIII         Security Deposit                                         26
    XXIV         Attornment                                               27


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                                 FACILITY LEASE


       THIS LEASE AGREEMENT dated this 1st day of December, 1985, between Research Development Properties, as the Landlord, and S.T. RESEARCH CORPORATION the Tenant.


                                    ARTICLE I

                                 PREMISES; TERM

       The Landlord does hereby lease and demise to the Tenant, the Following:
The Premises known as 8419 Terminal Road, Newington, VA, as shown on attached plat. Said demised premises are improved with a structure having approximate dimensions of 100 Feet by 280 Feet, containing approximately 28,000 square feet, to be used For manufacturing, warehouse and office space for a term of 10 years, beginning December 1, 1985 and expiring December 1, 1995.


                                   ARTICLE II

                                      RENT

       As rent for said premises, Tenant agrees to pay the Landlord a guaranteed minimum rental of One Hundred Seventy-Seven Thousand Eight Hundred Dollars ($177,800) per annum in consecutive equal monthly installments of Fourteen Thousand Eight Hundred Seventeen Dollars ($14,817). The parties hereto, intending to be legally bound hereby, further covenant with each other as follows:

       All rents are payable in advance without set-off or deduction of any kind, on the First day (1st) day of each calendar month of the tenancy at the office of the Landlord, or such other place as the Landlord may from time to time designate in writing, all without relief from valuation and appraisement laws, and at the expiration of the term Tenant will peacefully yield up to the

Landlord said premises in good order and repair, and broom clean.

       The Commencement Date shall be the day Landlord shall acquire title. If the Commencement Date shall be a date other than the first day of the calendar month, Tenant shall on the Commencement Date pay Landlord an amount equal to such proportion of an equal monthly installment as the number of days from the Commencement Date to the end of the calendar month in which the Commencement Date occurs bears to the total number of days in such calendar month, and such payment shall represent the pro rata rent from the Commencement Date to the end of such calendar month.

       If Tenant shall fail to pay, when the same is due and payable, any rent or any additional rent of such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of Twelve per cent (12%) per annum.


                                   ARTICLE III

                                    UTILITIES

       Tenant shall, at its own cost and expense, pay all charges when due for water, gas, electricity, heat, sewer rentals or charges and any other utility charges incurred by Tenant in the use of the demised premises.


                                   ARTICLE IV

                         REPAIRS, ALTERATIONS, FIXTURES

       The Tenant covenants: that no waste or damage shall be committed upon or to the said demised premises; that the premises shall be used for only the purpose hereinabove stated; that said premises shall not be used for any unlawful purpose and no violations of law or ordinance or duly constituted authority shall be committed thereon. Throughout said term, Tenant shall: take good care of the demised premises, fixtures and appurtenances and all alterations, additions and improvements to same; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be equal in quality to the original work; promptly pay the expense of such repairs; suffer no waste or injury to demised premises; give prompt notice to the Landlord of any damage that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the demised premises or to the Tenant's use and occupancy thereof, of the City, County, State and Federal Governments and Landlord, and of each and every department, bureau and official thereof, and of the Board of Fire Underwriters having jurisdiction thereof.

       Landlord will keep in repair the exterior of the demised premises except any doors or windows provided that Tenant shall give Landlord written notice of the necessity of such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant in which event Tenant shall be responsible therefore. Landlord's obligation with respect to repairs to demised premises shall be only as expressly set forth in this Paragraph.

       Tenant may, at its expense, make such alterations and improvements to the demised premises and install interior partitions as it may require, provided that the written approval of the Landlord be first obtained and that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the demised premises, provided that at the expiration of this lease or any extension thereof, Tenant, at its expense, restores the within demised premises to its original condition and repairs any damage to the premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by Tenant if requested to do so by Landlord.

       The Landlord reserves the right, before approving any such changes, additions, or alterations, to require the Tenant to furnish it a good and sufficient bond, conditioned that it will save Landlord harmless from the Payment of any claims either by way of damager or liens. All such changes, additions, or alterations shall be made solely at the expense of the Tenant; and the Tenant agrees to protect, indemnify and save harmless Landlord on account of any injury to third persons or property, by reason of any such changes, additions, or alterations, and to protect, indemnify and save harmless Landlord from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

       Tenant reserves the right to request improvements to the exterior of the facilities. Any such work approved by the Landlord will be performed by the Landlord and charged to the Tenant under terms and conditions as mutually agreed upon.


                                    ARTICLE V

                                    INSURANCE

       Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the Virginia standard form of fire, boiler, sprinkler, water damage, or other insurance policies covering the Building and/or the fixtures, equipment, and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations, or requirements of the Southeastern Board of Fire Underwriters or any other similar body having jurisdiction, provided same relate to its use or occupancy of the Demised Premises.

       Tenant, at Tenant's own cost and expense shall maintain insurance protecting and indemnifying Landlord against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Demised Premises, its employees, agents, contractors, customers, and invitees; such insurance to afford minimum protection during the term of this Lease, of not less than $1,000,000 in respect of bodily injury or death in respect of any one occurrence or accident, and not less than $100,000 for property damage.

       All such insurance shall be effected under valid and enforceable policies; shall be issued by insurers of recognized responsibility acceptable by Landlord and shall contain a provision whereby the insurer agrees not to cancel the insurance without 20-days' prior written notice to Landlord.

       On or before the Commencement Date, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least 30 days prior to the expiration date of each policy for which a certificate was theretofore furnished.

       Tenant shall insure the Building against all-risk fire and other extended coverage perils in an amount equal to at least ninety percent (90% of the replacement value, as reasonably determined by Landlord from time to time, or such other amount as may be required by the holder of the first trust indebtedness secured by the Building. Such policy or policies shall be issued by a company licensed to do business in Virginia and approved by Landlord and shall name Landlord, the holder of any indebtedness, secured by a lien on the Demised Premises, as additional insureds as their respective interests may appear.

                                   ARTICLE VI

                             ASSIGNMENT, SUBLETTING

       Tenant expressly covenants that it will not assign, mortgage or encumber this agreement nor sublet or suffer or permit the demised premises or any part of the roof to be used by others without the prior written consent of Landlord and Noteholder (as such term is defined in the Deed of Assumption of even date herewith between Landlord and the Fairfax County Economic Development Authority) in each instance. In the event the Tenant hereunder shall be a corporation, any transfer, sale, pledge or other disposition of 51% of the stock of the Tenant shall be deemed an assignment of this lease and therefore prohibited without the express agreement and any renewal thereof, it is hereby agreed that the person(s) signing on behalf of the Tenant corporation shall be officers and directors of the said Tenant corporation.

       If this lease be assigned or if the demised premises or any part thereof be sublet or occupied by anyone other than Tenant without the expressed written consent of Landlord and Noteholder had and obtained, Landlord may collect rent from the assignee, under Tenant or occupant and apply the net amount collected to all rent herein reserved but no assignment, under-letting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of the performance of the covenants on Tenant's part herein contained.

       In the event the Landlord's and Noteholder's written consent is given to an assignment or subletting, the Tenant shall nevertheless, remain liable to perform all covenants and conditions thereto and to guarantee such performance by his assignee or subtenant.


                                   ARTICLE VII

                                 EMINENT DOMAIN

       If l0% or more of the demised premises or 15% or more of the warehouse project of which the demised premises are a part shall be acquired or condemned by right of eminent domain for any public or quasi-public use or purpose, then Landlord at its election may terminate this lease by giving notice to Tenant of its election, and in such event minimum rent shall be apportioned and adjusted as of the date of termination. If the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials, or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of the Landlord) repair or rebuild what may remain of the demised premises for the occupancy of Tenant; and a just proportion of the minimum rent shall be abated, according to the nature and extent of the injury to the demised premises, until what may remain of the demised premises shall be repaired and rebuilt as aforesaid; and thereafter a just proportion of the minimum rent shall be abated, according to the nature and extent of the part of demised premises acquired or condemned, for the balance of the term of the lease.

       Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any such taking or condemnation or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be required by Landlord, to join with Landlord in any Petition for the recovery of damages, if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding. If Tenant shall fail to execute such instruments as may be required by Landlord, or to undertake such other steps as may be requested as herein stated, then and in any such event, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps as herein stated in and on behalf of Tenant. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages Payable for trade fixtures installed by Tenant at its own cost and expense and which are not party of the realty.


                                  ARTICLE VIII

                                   BANKRUPTCY

       To more effectually secure the Landlord against loss of the rent and other payments herein provided to be made by the Tenant, it is agreed as a further condition of this lease that the filing of any petition in bankruptcy, insolvency or other debtors' proceedings by or against the Tenant, or the adjudication in Bankruptcy of the Tenant or the appointment of a Receiver for Tenant by any Court shall be deemed to constitute a breach of this lease, and thereupon without entry or other action by the Landlord, this lease shall, at the option of the Landlord, become and be terminated; and notwithstanding any other provisions of this lease, the Landlord shall forthwith upon any such termination be entitled to recover the rent reserved in this lease for the residue of the term hereof less the fair rental value of the Premises for the residue of said term.


                                   ARTICLE IX

                                     DEFAULT

       No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompany any check or payment as rent be deemed in accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided.

       (a)(1) If Tenant shall default in the payment of any rent or other payments required of Tenant, or any part thereof and if such default shall continue five (5) days after the payment shall be due, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within ten (10) days after notice of said default from Landlord, or (3) if any person shall levy upon, take, or attempt to take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant shall make default with respect to any other lease between it and Landlord, or (5) if the demise premises shall be deserted, vacated, abandoned, or business operations shall not be conducted therein for a period of three or more days, or (6) if this lease or any interest therein shall be operation of law devolve upon or pass to any person or persons other than Tenant, or (7) if Tenant shall fail to move into and take possession of the demised premises and open for business within thirty (30) days after Landlord's giving notice to Tenant that the demise premises are ready for occupancy by Tenant, then, in any of said cases (notwithstanding any license of any former breach of agreement or condition or waiver of the benefit hereof or consent in a former instance). Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand terminate this lease and Tenant will forthwith quit and surrender the demised premises, but Tenant shall remain liable as hereinafter provided.

       (b) If this lease shall be terminated, as provided in this paragraph: The Landlord may immediately or at any time thereafter, re-enter and resume possession of the demised premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damages therefore. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this lease.

       (2) The Landlord may relet the whole or any part of the demised premises for a period equal to, or greater or less than the remainder of the then term of this lease, at such rental and upon such terms and concessions as the Landlord shall deem reasonable, to any tenant or tenants which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall the Landlord be liable in any respect for failure to relet the demised premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums received by the Landlord on a reletting in excess of the rent reserved in this lease shall belong to the Landlord.

       (c) If this lease shall be terminated as provided in this Paragraph, or by summary Proceedings or otherwise, and whether or not the premises shall be relet, the Landlord shall be entitled to recover from the Tenant and the Tenant shall pay to the Landlord the following: (1)(a) An amount equal to all expenses, including reasonable counsel fees incurred by the Landlord in recovering Possession of the demised premises and (b) all reasonable costs and charges for the care of the demised premises while vacant, and (c) an amount equal to all expenses incurred by the Landlord in connection with the reletting of the demised premises or any part thereof, including broker's commissions, advertising expenses, and the cost of repairing, renovating or remodeling the demised premises; which amounts set forth in this subdivision (1) shall be due and payable by the Tenant to the Landlord at such times as the expenses, costs and charges shall have been incurred; and (2) an amount equal to all minimum rent, additional rent and other charges required to be paid by the Tenant under this lease, less the net rent, if any collected by the Landlord on reletting the demised premises; which amount shall be due and payable by the Tenant to the Landlord on the several days on which such minimum rent and other charges would have become due and payable had this lease not been terminated, and the Tenant shall pay to the Landlord the amount of any deficiency then existing. The net rent collected by the Landlord on reletting shall be computed by deducting from the gross rents collected the expenses, costs and charges referred to in subdivision (I) of this sub-paragraph. Without any previous notice or demand separate actions may be instituted by the Landlord against the Tenant from time to time to recover any damages which at the commencement of any such action shall then or theretofore have become due and payable to the Landlord under any provisions hereof without waiting until the end of the original term of this lease, and neither the institution of suit or suits, proceeding or proceedings, nor the entering of judgment therein shall bar the Landlord from bringing a subsequent suit or proceeding for damages of any kind theretofore or thereafter suffered. It is expressly agreed that the forebearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to the Landlord, including but not limited to the unliquidated rent then due, shall in no way serve as a defense against nor prejudice a subsequent action for such rent. The Tenant hereby expressly waives Tenant's right to claim a merger of such subsequent action in any previous suit or in the judgement entered therein. Furthermore, it is expressly agreed that claims for liquidated or minimum annual rent and those for unliquidated rent may be regarded by the Landlord, if it so elects, as separate claims capable of being assigned.

       The Landlord, at its election, which shall be exercised by the service of a written notice on the Tenant, may collect from the Tenant and the Tenant shall pay in lieu of the sums becoming due after the service of such notice under the provisions of sub-division (2) of this sub-paragraph, an amount equal to the difference between the minimum rent, additional rent and other charges required to be paid by the Tenant under this lease, (from the date of the service of such notice to and including the date of the expiration of the term of this lease which had been in force immediately prior to any termination effected under this paragraph), and the then fair and reasonable rental value of the demised premises for the same period, discounted to the date of the service of such notice at the rate of six (6%) per annum. In determining the rental value of the demised premises, the rental realized by any reletting shall be deemed prime facie evidence thereof.

       (d) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.

       It is hereby agreed that all personal property on the premises shall be liable to distraint for rent, and the Tenant hereby waives his homestead exemption and the benefits of other laws exempting personal Property from levy and sale for arrears of rent.

       If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures, signs, or other property prior to such said default removal, expiration of lease, or prior to the issuance of final order or execution of warrant, then and in that event, the said fixtures, signs and property shall be deemed abandoned by Tenant and shall become the property of the Landlord, or Landlord may notify Tenant to remove same at Tenant's own cost and expense, and upon the failure of Tenant to do so, Landlord may, in addition to any other remedies available to it, remove said property as the duly authorized agent of Tenant, and store the same in the name and at the expense of Tenant or those claiming through or under it under any usual or proper form of warehouse receipt, whether or not authorizing the sale of said goods for nonpayment of storage charges, without in any way being liable for trespass, conversion or negligence by reason of the acts of Landlord or anyone claiming under it or by reason of the negligence of any person in caring for such property while: in storage and Tenant will pay to Landlord upon demand any and all expenses and charges incurred upon such removal and storage, irrespective of the length of time of storage.

       If Tenant shall make default or defaults under this lease, Landlord may, at its election, immediately or at any time thereafter, without waiving any claim for breach of agreement, and without notice to Tenant, cure such default or defaults for the account of Tenant; if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, or if the Landlord shall cure such default or defaults for the act of Tenant, then the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord so far as the same are reasonable in amount. The cost to Landlord shall be due and payable on demand and shall be deemed to be additional rent and shall be added to the installment of rent next occurring or to any subsequent installment of rent, at the election of Landlord. Landlord shall not be responsible to Tenant for any loss or damage resulting in any manner by reason of its undertaking any acts in accordance with the provisions of this lease.


                                    ARTICLE X

                                REAL ESTATE TAXES

       The Tenant agrees when the same becomes due and payable, to pay all real estate taxes, which are assessed against the demised premises and which are applicable to and become due and payable during the term of this lease. All real estate taxes, for the years in which the lease commences and terminates shall be apportioned and adjusted. If the Tenant fails to pay any such real estate taxes, which it is obligated to pay pursuant to this Paragraph and if such default shall continue for a period of thirty (30) days after the Landlord shall have given the Tenant notice in writing of the existence thereof, then and in such event the Landlord may pay such real estate taxes together with the interest and penalties thereon and the amount so paid shall be deemed additional rent due and payable by the Tenant to the Landlord, payable together with the next regular rental payment due thereafter.


                                   ARTICLE XI

                                 RENT ADJUSTMENT

Initial Term

       On the fifth anniversary of this lease (December 1, 1990) and for the sixth through ninth anniversaries thereafter, the minimum annual lease Payment shall be adjusted if the "prime rate" at United Virginia Bank (UVB), or any successor rate thereto, is greater than 10 percent (10%) at anytime during the ninety (90) day period prior to December 1 (September 1 to December 1). The annual adjustment will be determined as follows:

       If at anytime during the 90 day period prior to the anniversary date the UVB prime rate exceeds ID percent (10%), the annual minimum rental for the ensuing one (1) year period shall be adjusted by a percentage equal to fifty percent (50%) of the percentage increase from ten percent (10%) to the average UVB prime rate in effect during the ninety (90) day period prior to December 1 of the respective year.

       If the tenant elects to exercise its five year option from December 1, 1995 to November 30, 2000, the minimum annual rental will be adjusted as follows:

       The base rent of $l77,800 will be adjusted by an amount equal to eighty percent (80%) of the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Cost of Living Index from June 30, 1990 to June 30, l995.

       If the tenant elects to exercise its five year option from December 1, 2000 to November

30, 2005, the minimum annual rental will be adjusted as follows:

       The minimum rental as adjusted and in effect during determined in the first option period will be adjusted by an amount equal to eighty percent (80%) of the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Cost of Living Index from June 30, 2000 to June 30, 2005.


                                   ARTICLE XII

                                  SUBORDINATION

       This Lease shall be subordinate to any and all ground leases, mortgages or deeds of trust that are now or shall be hereafter placed upon the Premises or any portion thereof; provided, however, that in the event that, at any time and from time to time, any mortgagee under any such mortgage or any beneficiary or trustee under any such deed of trust or any landlord under any such ground lease shall require this Lease to be superior and paramount to such mortgage, deed of trust or ground lease, as applicable, Tenant agrees to execute and deliver any instruments reasonably required for such purpose.

       Tenant shall, without charge, at any time and from time to time, within five (5) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, or any mortgagee, assignee of a mortgagee, or any purchaser, of the Premises or any portion thereof containing the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following: (a) whether or not Tenant is in possession of the Premises, (b) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modification), (c) the term of the Lease has commenced and the full rental is now accruing, (d) that Tenant is paying the amounts of additional rent (and, if so, specifying the same in detail), (e) that Tenant has accepted possession of the Premises and is currently operating its business therein, (f) that any improvements required by the Lease have been made by Landlord to the satisfaction of Tenant, (g) whether or not there are then existing any set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder including rent or other charges due (and, if so, specifying the same in detail), (h) that no rent has been paid more than thirty (30) days in advance of its due date, (i) that Tenant has no knowledge of any then uncured defaults on the part of Landlord of Landlord's obligations under this Lease (or, if Tenant has knowledge of any such uncured defaults, specifying the same in detail), (j) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or, if Tenant has such knowledge, specifying the same in detail), and
(k) the address to which notices to Tenant should be sent are as set forth in the Lease (or, if not, specifying the correct address). In the event Tenant fails to deliver such instrument within the specified time, it shall be conclusively deemed by and upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Tenant, (ii) there are no uncured defaults in Landlord's performance and Tenant (iii) hereby has no right of offset, counterclaim or deduction against rent, and no more than one month's rent has been paid in advance. Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of the Tenant any such statements or instruments.


                                  ARTICLE XIII

                                   LITIGATION

       In the event the Landlord or its Agents, without fault on its/their part, become involved, through or on account of the terms of this lease, or through or on account of the occupancy of the demised premises by the Tenant, or the conduct of Tenant's business upon said demised premises in any controversy or litigation, the Tenant shall upon notice from Landlord or its agents, immediately take all necessary steps to remove said Landlords connection with, or liability under such controversy or litigation, and particularly if such controversy or litigation throws any cloud or encumbrance upon the title of said Landlord to its property provided, that if the Tenant believes it has a good and valid defense or claim, in such controversy or litigation which Tenant desires to set up and maintain by and throughout court procedure and litigation, the Tenant shall have the right to do so, provided it first executes and delivers to the Landlord, and discharges any and all final judgments, liens, costs, damages, expenses, and obligations of Landlord whatsoever in, or arising out of the controversy or litigation involving the Landlord or its Agents, including all costs, expenses and attorney's fees incurred by Landlord or its Agents in protecting their interest or defending themselves in such controversy or litigation. Tenant hereby waives and agrees that it will waive, all rights to trial by jury in any and all legal proceedings arising under this lease, out of the termination of this lease, or with respect to the demised premises, or the use thereof.


                                   ARTICLE XIV

                              SURRENDER OF PREMISES

       If the Tenant shall occupy said premises with the consent of the Landlord after the expiration of this lease and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this lease for the term of one month only from the date of such expiration, and occupation thereafter shall operate to extend the term of this lease for but one month at a time unless other terms of such extension are endorsed hereon in writing and signed by the parties hereto. In such event if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part the Tenant to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which the Tenant has vacated the demised premises. If such occupancy continues without the consent of the Landlord, Tenant shall pay to the Landlord, as liquidated damages, double the amount of rent at the highest rate specified in this lease for the time Tenant retains possession of the premises or any part thereof after termination of the term by lapse of time or otherwise.


                                   ARTICLE XV

                  OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

       Provided that Tenant shall not be in default hereunder, Tenant shall have the right and option to purchase the Demised Premises at any time during the term hereof following the tenth anniversary of the lease commencement date. The option herein granted shall be exercisable by notice in writing given by Tenant to Landlord by certified or registered mail or by hand delivery at least ninety
(90) days prior to the proposed settlement date. This option is granted upon the following terms and conditions:

       The closing will be within one hundred twenty (120) days of such notice unless extended by mutual consent of the Tenant and Landlord.

       The Purchase Price shall be the appraised value of the Demised Premises at the time of exercise of the option. In the event the parties shall not agree upon the amount of the appraisal secured by, and at the expense of, Tenant, which appraisal shall be submitted with the notice of exercise of the option, Landlord shall appoint an additional qualified appraiser, at Landlord's expense, and the values of the two appraisals shall be averaged, said average being the purchase price applicable to the Option herein granted. Should Landlord desire a second appraisal, such appraisal shall be made within sixty (60) days of receipt by Landlord of Tenant's notice of election to exercise the option.

       The Purchase Price as determined herein shall be paid by assumption of the balance outstanding on the Industrial Revenue Bond financing currently existing on the Premises subject to consent of the Noteholder and provided that Tenant shall have received a written opinion of bond counsel that the Industrial Revenue Bond shall remain non-taxable, and the payment of cash at settlement of the balance of the Purchase Price above such deed of trust.

       Tenant shall bear all costs of settlement, including all transfer taxes, recordation fees and taxes, preparation of documents, and settlement charges, including all charges normally paid by the seller in similar transactions. Rent and all other costs, expenses, and obligations shall be adjusted as of the date of settlement. Conveyance shall be by General Warranty Deed; title shall be good of record and marketable, free from all encumbrances and liens, except as of aforesaid. If title shall be defective, Landlord shall cause such defects to be corrected promptly and at its expense, in which case the time for settlement shall be extended as necessary; in the event such defects shall not be corrected by Landlord. Tenant shall have the right of voiding the purchase or accepting title without correction, but at no adjustment in the Purchase Price.

       In addition to the foregoing option, Tenant shall have during the entire term of this lease the right of first refusal to purchase the Demised Premises should Landlord receive a bona fide written offer to purchase the Demised Premises. Notice of the receipt of such offer shall be given by Landlord to Tenant by registered or certified mail, whereupon Tenant shall have the right to exercise this right of first refusal within sixty (60) days from the date of receipt of such notice, as evidenced by the return receipt or written acknowledgement of such notice, to exercise the right of first refusal herein granted upon terms at least equal to those of such written offer. In the event Tenant shall elect not to exercise its right of first refusal and in the further event that Landlord shall not close the transaction of which notice was given to Tenant within one hundred eight (180) days of such original notice, the waiver by Tenant of its right of first refusal with regard to such notice will be deemed to have terminated and Tenant shall be entitled to further notice from and after one hundred eighty (180) days from the date of original notice.


                                   ARTICLE XVI

                             SUCCESSORS AND ASSIGNS

       The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

       The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Premises and Building to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Landlord and/or Building, such owner or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder thereafter accruing; but such covenants, conditions and agreements shall be binding upon each new owner, or mortgagee in possession, of the Building, until sold, assigned, or transferred.


                                  ARTICLE XVII

                                     NOTICES

       Any notice, request, demand, or communication permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice, request, or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, when Landlord shall have deposited such notice, request, or demand by certified or registered mail, return receipt requested, in the United States mail addressed to Tenant (1) at the Demised Premises, or (2) until Tenant shall have moved its offices to the Demised Premises, addressed to Tenant at its address as stated on the first page of this Lease. Either party may, by notice sent in like manner as aforesaid, designate a different address or addresses for notices, requests, demands, or communications to it.

       Any notice, request, demand, or communication permitted or required to be given to Landlord hereunder shall also be given to the Noteholder at 515 King Street, Alexandria, Virginia 22314, Attention: Mr. Pedro J. Vila, Assistant Vice President, or at such other address as may be provided in writing by the Noteholder.


                                  ARTICLE XVIII

                                     WAIVERS

       The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent or payment of rent by Tenant with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

       This Lease contains the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination, or the effecting of the abandonment is sought.

       If any term or provision of this Lease shall, to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and the balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.


                                   ARTICLE XIX

                    INDEX AND CAPTIONS; ESTOPPEL CERTIFICATE

       The index preceding this Lease and the captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or of the intent of any provision thereof.

       Each party agrees, at any time, and from time to time, upon not less than ten days' prior notice by the other party, to execute, acknowledge, and deliver to the other party, a statement in writing addressed to the other party certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the fixed minimum rent, additional rent, and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the other party and by any mortgagee or prospective mortgagee of any mortgage or deed of trust affecting the Demised Premises or Tenant's interest in this Lease, and by any subtenant or assignee of Tenant's interest in this Lease.

                                   ARTICLE XX

                           COVENANT OF QUIET ENJOYMENT

       Landlord warrants and represents that it has full authority to execute this Lease for the term aforesaid, and covenants that upon Tenant's paying the rent and additional rent and performing the covenants to be observed and performed on Tenant's part, Tenant may peaceably and quietly have, hold and enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease. This covenant shall bind Landlord only so long as Landlord is the owner of the premises.


                                   ARTICLE XXI

                               MEMORANDUM OF LEASE

       This Lease shall not be recorded. Landlord and Tenant shall, at the Option of Tenant, execute and deliver a memorandum of this Lease in proper form for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or change any of the provisions of this Lease, the provisions of which shall in all instances prevail.


                                  ARTICLE XXII

                        RIGHT OF FIRST REFUSAL AND OPTION

                         TO PURCHASE 8417 TERMINAL ROAD

       Whereas Landlord has represented and Tenant understands that Landlord also owns the property known as 8417 Terminal Road. Landlord grants to Tenant the right of first refusal to lease any or all of the space in this building under terms and conditions similar to those at 8419 Terminal Road, providing Tenant advises Landlord of its desire to lease such space at least six months prior to the termination of the existing leases or any subsequent leases.

       The Landlord also grants to Tenant the first right of refusal to purchase the property known as 8417 Terminal Road under the same terms and conditions as those in Article XV for 8419 Terminal Road.


                                  ARTICLE XXIII

                                SECURITY DEPOSIT

       As security for the faithful performance by Tenant of all of the terms and conditions upon the Tenant's part to be performed, Tenant has this day deposited with Landlord the sum of Fourteen Thousand Eight Hundred Seventeen Dollars ($14,817) which shall be returned to Tenant, without interest, on the day set forth for the expiration of the term herein or any extension thereof, whichever is later, (notwithstanding this lease may be sooner terminated) provided, however, that Tenant has fully and faithfully carried out all of the terms, covenants, and conditions on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on had at all times during the term of this lease.

       In the event of a sale of the building or lease of the land on which it stands, subject to this lease, the Landlord shall have the right to transfer this security to the vendee or lessee and the Landlord shall be considered released by the Tenant from all liability for the return of such security and the Tenant shall look to the new Landlord or lessee solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord and any attempt to do so shall be void. In the event of any rightful and permitted assignment of this lease agreement, the said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee and the Landlord shall have no further liability with respect to the return of said security deposit to the assignor.


                                  ARTICLE XXIV

                                   ATTORNNENT

       In the event of a foreclosure sale or sales of the Facility or any portion thereof containing the Premises, or sale thereof under any deed of trust securing mortgagee(s) by Landlord, Tenant shall, upon request, attorn to and acknowledge the purchaser of the facility or any such portion thereof, at such sale as Landlord hereunder, unless the beneficiary or such purchaser or purchasers, or trustees, shall, at or prior to the time of such sale or within sixty (60) days thereafter, notify the Tenant in writing to vacate and surrender the Premises within ninety (90) days from the date of sale, in the event of which notice, this Lease shall fully terminate and expire at the end of the said period of ninety (90) days from the date of the sale, and this Lease shall be subject to the further conditions that if this Lease shall be so continued in full force and effect the Tenant shall not be credited as against such purchaser or Purchasers with any rent allocable to the period after such foreclosure sale and paid more than thirty (30) days in advance of its due date. No alteration or modification of any of the provisions of this lease or any cancellation or surrender of this Lease shall be valid or binding against any superior mortgagee of the Premises or any portion thereof containing the Building unless the same shall have been approved in writing by the holder of such superior mortgage whose name and address shall have been furnished to Tenant in writing by notice.

       Witness the following duly authorized signatures and seals as of the date found above written.

                                           Landlord

                                           Research Development Properties
                                           By JPMS Investors, General Partner

                                           By /s/ Paul H. Kositzka
                                              ----------------------------------
                                                                 General Partner


                                           Tenant
                                           S.T. Research Corporation

Attest

/s/ Shirley D. Walker                      By /s/ S. Ronald Perrino
-------------------------------               ----------------------------------
                   Secretary                  S. Ronald Perrino, President

                     12/21/98RESEARCH DEVELOPMENT PROPERTIES
                                  P.O BOX 11259
                              ALEXANDRIA, VA 22312



                                December 15, 1993



Robert R. Bower, V.P., Finance
S. T. Research Corporation
P.O. Box 1430
8419 Terminal Road,
Newington, VA 22122-1430

                              Re: Lease Agreements

Dear Mr. Bower:

       Based on our discussions concerning the current and future needs of S.T. Research Corporation's (hereinafter ST) real estate leasing requirements I would like to extend you an offer to enter into a new lease agreement with Research Development Properties (hereinafter RDP) for the space you currently occupy and for additional space (the former Anning Johnson space).

       Currently ST leases approximately 40,000 square feet at $6.35 per square foot, triple net. These leases will expire on 12/1/95 unless ST exercises its option to extend for an additional five years at a recomputed rate. The current lease provisions do not provide for any tenant improvements at lessor cost.

       According to my understanding of our discussions, ST is agreeable to the following terms to be incorporated in a new lease agreement.

              STR will enter into a temporary 60 day lease for 8417 Terminal Road at $6.35 per square foot, triple net.

              All existing leases will be cancelled, effective with and conditioned upon the execution of the new lease by ST.

              The new lease will cover the premises described as 8417 Terminal Road and 8419 Terminal Road, a total of approximately 54,720 Rentable Square Feet.

S.T. Research Corporation
December 15, 1993
Page2


       The base rental rate will be $6.35 per rentable square foot, triple net.

       The basic lease term will cover a five year period from December 1, 1993 through December 31, 1998. ST will have an option to extend the lease for an additional five years with the base rate adjusted by not greater than 80% of the CPI adjustment from September 30, 1993 through September 30, 1998.

       RDP will have the option, at any time during the lease term, to cancel the lease by providing 180 days written notice and a cash payment to ST of $250,000, paid within thirty days of the written notice.

       RDP will agree to make certain repairs and improvements to 8417 Terminal Road, at RDP's expense by April 30, 1994. The cost of these repairs and improvements to RDP will not exceed $75,000.

       All other basic terms contained in the existing leases will continue in the new lease.

       If you are in agreement with these basic terms, please sign below as an indication of your good faith and return the original to me. I will then request our attorney to complete the lease for our mutual review.

                                       Research Development Properties


                                       /s/ Paul H. Kositzka
                                       ----------------------------------------
                                       Paul H. Kositzka, General Partner



On behalf of S.T. Research Corporation I agree to the basic terms outlined above.



/s/ R R. Bower
------------------------------------------
Robert R. Bower, V.P., Finance